Exhibit 99.1

Zymeworks to Present at Upcoming Investor Conferences

Vancouver, Canada (November 10, 2020) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will participate in four upcoming virtual investor conferences.

•	Stifel’s 2020 Virtual Healthcare Conference is scheduled for November 16-18, 2020. Zymeworks is presenting on Tuesday, November 17, 2020 at 4:40 p.m. ET.

•	Jefferies’ Virtual London Healthcare Conference is scheduled for November 17-19, 2020. Zymeworks is presenting on Wednesday, November 18, 2020 at 11:25 a.m. ET (4:25 p.m. GMT).

•	Wolfe’s 2020 Virtual Healthcare Conference is scheduled for November 18-19, 2020. Zymeworks is presenting on Thursday, November 19, 2020 at 2:20 p.m. ET.

•	SVB Leerink’s Oncology Day is scheduled for November 19, 2020. Zymeworks will be participating in conference; there is no public presentation.

Interested parties can access a live webcast of the presentations via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host recorded replays available afterwards.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab (ZW25), is a novel Azymetric™ bispecific antibody currently in a registration-enabling clinical trial for refractory HER2+ biliary tract cancer as well as several Phase 2 clinical trials for HER2+ gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com